UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): May 23, 2011

China Century Dragon Media, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-53021	26-1583852
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

Room 801, No. 7, Wenchanger Road, Jiangbei, Huizhou City, Guangdong Province, China
(Address, including zip code, off principal executive offices)

Registrant’s telephone number, including area code	0086-0752-3138789

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 23, 2011, China Century Dragon Media, Inc. (the “Company”) received an additional deficiency letter from the NYSE Amex LLC (the “Exchange”) due to the Company’s non-compliance with certain additional continued listing standards of the Exchange.  Pursuant to Sections 802(a) and 803B(2) of the Exchange’s Company Guide (the “Company Guide”), the Company is required to have board of directors consisting of a majority of independent directors as defined in Section 803A of the Company Guide and to have, and certify that it will continue to have, an audit committee of at least three independent members.  Due to the resignation of Mr. David De Campo from the Company’s board of directors and audit committee on March 15, 2011, as previously reported in the Company’s current report on form 8-K filed with the Securities and Exchange Commission (the “Commission”) on March 21, 2011, the Exchange has determined that the Company is not in compliance with Sections 802(a) and 803B(2) of the Company Guide because its board of directors does not consist of a majority of independent directors and its audit committee is currently comprised of only two independent members.

As previously reported, on March 23, 2011, the Company received a delisting notification from the Exchange due to the Company’s noncompliance with Sections 1003(f)(iii), 132(e), 1003(d), 1002(e) and 127 of the Company Guide.  The Company has appealed the Staff's delisting determination, which was based on the Exchange’s review of the resignation letter from the Company’s former auditor, MaloneBailey LLP, and the delay in the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010. The Company timely requested a hearing before the Panel.

The Company also received notifications on April 5, 2011 and May 17, 2011 from the Exchange, as previously reported, of the Company’s failure to satisfy one or more of the Exchange’s continued listing standards related to the Company’s failure to timely file its Annual Report on Form 10-K for the year ended December 31, 2011 and its Quarterly Report on Form 10-Q for the three months ended March 31, 2011 with the Commission.  The most recent notice of non-compliance has no immediate effect on the listing of the Company’s common stock on the Exchange.  According to the deficiency letter, the Company will have the opportunity to address these issues, among others, as well as all of the other continued listing deficiencies, at its scheduled hearing.

Item 7.01	Regulation FD Disclosure.

On May 27, 2011, the Company issued a press release announcing the receipt of the additional deficiency letter from the Exchange.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and the information therein is incorporated herein by reference.

The information reported under Item 7.01 in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated May 27, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Century Dragon Media, Inc.

Dated: May 27, 2011	By:	/s/ Dapeng Duan
	Name:	Dapeng Duan
	Title:	Chief Financial Officer